EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Section 906 Certifications

In connection with the annual report for the year ended December 31, 2014 on Form 10-K (the “Annual Report”), of Hughes Satellite Systems Corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof, we, Michael T. Dugan and David J. Rayner, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(i)                     the Annual Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)                  the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 20, 2015

/s/ Michael T. Dugan
Name:	Michael T. Dugan
Title:	Chief Executive Officer, President and Director
(Principal Executive Officer)

/s/ David J. Rayner
Name:	David J. Rayner
Title:	Executive Vice President,
Chief Financial Officer, and Treasurer
(Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Report or as a separate disclosure document.

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.